UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2019

ROKU, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38211	26-2087865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Winchester Circle Los Gatos, California	95032
(Address of Principal Executive Offices)	(Zip Code)

(408) 556-9040

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	“ROKU”	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 8, 2019, Roku, Inc. (the “Company”), through Delaware Acquisition Company, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), consummated the previously announced acquisition of Dataxu, Inc., a Delaware corporation (“Target”), pursuant to the Agreement and Plan of Merger, dated October 22, 2019, by and among the Company, Merger Sub, Target and Shareholder Representative Services LLC, as Stockholder Representative, as amended by Amendment No. 1 to the Agreement and Plan of Merger on November 8, 2019 (as so amended, the “Merger Agreement”). Under the Merger Agreement, Merger Sub merged with and into Target, with Target surviving and becoming a wholly-owned subsidiary of the Company (the “Merger”). At the closing of the Merger, the Company paid aggregate consideration of $75 million in cash and 571,516 shares of the Company’s Class A common stock to existing Target securityholders. A portion of the aggregate cash consideration is held escrow to secure indemnification obligations of Target’s securityholders. The Company issued the shares of Class A common stock in reliance on the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements required to be filed under Item 9.01(a) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed under Item 9.01(b) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit	Description

2.1*

Agreement and Plan of Merger, dated October 22, 2019, by and among Roku, Inc., Delaware Acquisition Company, Inc., Dataxu, Inc. and Shareholder Representative Services LLC, as Stockholder Representative and Amendment No. 1 to Agreement and Plan of Merger, dated November 8, 2019, by and among Roku, Inc., Delaware Acquisition Company, Inc., Dataxu, Inc. and Shareholder Representative Services LLC, as Stockholder Representative

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*	We have omitted schedules and similar attachments to the subject agreement pursuant to Item 601 of Regulation S-K. We will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roku, Inc.
Dated: November 14, 2019
	By:	/s/ Steve Louden
Steve Louden
Chief Financial Officer